SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.  20549

                                      FORM 8-K

                                   CURRENT REPORT





                        PURSUANT TO SECTION 13 OR 15(d) OF THE

                           SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)  February 20,1996
                                                  ----------------
                      BDM INTERNATIONAL, INC.
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     (Exact name of Registrant as specified in its charter)


          DELAWARE             33-38405           54-1561881
------------------------   --------------   --------------------
(State or other jurisdiction   (Commission       (IRS Employer
      of incorporation)       File Number)    Identification No.)


 1501 BDM Way, McLean, Virginia                     22102-3204
 ------------------------------                -------------------
(Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code (703) 848-5000
                                                    -------------

ITEM 5.  OTHER EVENTS.

     On February 20, 1996, BDM Technologies, Inc., a wholly-owned subsidiary of BDM International, Inc. (Registrant), acquired all of the stock of three affiliated companies: CW Systems, Inc., IG Systems, Inc., and Melco Systems, Inc. (the "Companies") from the shareholders of each company (the "Sellers"). The total purchase price for the stock was $18.5 million, consisting of $8,845,126 in cash and $9,654,874 in promissory notes to Sellers.

     The Companies are engaged in the business of providing information technology consulting, contract programming, systems integration, and custom software development and systems maintenance services for both commercial and public sector clients. The purchase price is being paid out of Registrant's cash balances.

                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly issued this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   BDM INTERNATIONAL, INC.
                                   -----------------------
                                   (Registrant)


                                   By PHILIP A. ODEEN
                                   ------------------------
                                   Philip A. Odeen
                                   President


Dated:  February 29, 1996